SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ZOO ENTERTAINMENT, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No Fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

ZOO ENTERTAINMENT, INC.
2121 AVENUE OF THE STARS, SUITE 2550
LOS ANGELES, CA 90067
(310) 601-2500

               NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

Dear Stockholders of Zoo Entertainment, Inc. (the “Company”):

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders of the Company holding a majority of our issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”) have executed written consents in lieu of a meeting to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 250,000,000 shares (the “Share Increase”).

On June 26, 2009, our board of directors and stockholders holding approximately 63.6% of our outstanding Common Stock executed written consents approving the Share Increase. The consents we have received constitute the only stockholder approval required for the Share Increase under the Delaware General Corporation Law (the “DGCL”) and our existing Certificate of Incorporation and Bylaws. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, stockholder approval of these amendments will become effective on or after such date that is approximately 20 calendar days following the date we first mailed the Information Statement to our stockholders.  After such date, the board of directors may implement the Share Increase at any time, at its discretion, by filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  The board of directors intends to effectuate the Share Increase as soon as practicable following August __, 2009.

We are furnishing the Information Statement to you solely to inform you of the approval of the Share Increase by holders of a majority of our issued and outstanding Common Stock. Section 228 of the DGCL requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting. This letter and the Information Statement are intended to provide such notice. No action is required by you.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Information Statement is for information purposes only — Please read it carefully.

By order of the Board of Directors
/s/ Mark Seremet
Mark Seremet
President and Chief Executive Officer

July __, 2009

ZOO ENTERTAINMENT, INC.
2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(310) 601-2500

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement (the “Information Statement”) is being mailed on or about July __, 2009 to the stockholders of record of Zoo Entertainment, Inc., a Delaware corporation (the “Company”), as of the close of business on June 30, 2009 (the “Record Date”).  This Information Statement is being furnished to you for information purposes only, to inform you that holders of shares representing a majority of our issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”) have adopted, by written consent, resolutions authorizing us to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 250,000,000 shares (the “Share Increase”).

Board of Directors and Consenting Stockholders

On June 26, 2009, our board of directors (the “Board”) unanimously adopted resolutions authorizing an increase in the number of authorized shares of Common Stock from 75,000,000 shares to 250,000,000 shares, and a corresponding amendment to our Certificate of Incorporation to effect the Share Increase.

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of a majority of our issued and outstanding shares of voting capital stock, in order to reduce the costs and implement the Share Increase in a timely manner.

As of the Record Date, there were issued and outstanding: (i) 30,442,611 shares of  Common Stock and (ii)  no shares of Preferred Stock. The issued and outstanding shares of Common Stock constitute the only voting securities of the Company, and each stockholder is entitled to cast one vote for each share of Common Stock held by the stockholder. On June 26, 2009, the following stockholders, who collectively own 63.6% of our Common Stock, consented in writing to the Share Increase (the “Consenting Stockholders”):

Stockholder	Consenting Shares	Total %
Trinad Capital Master Fund, Ltd.	9,551,908	31.4
Mark Seremet	645,825	2.1
Peter Brant	2,048,127	6.7
Ryan Brant	1,719,712	5.6
Toibb Investment LLC	1,419,867	4.7
S.A.C. Venture Investments LLC	1,334,422	4.4
Knights Bridge Capital Partners Fund I, L.P.	827,784	2.7
Susan & Lee Cummings	785,771	2.6
Ian Stewart	506,473	1.7
Barry Hatch	506,473	1.7

            The actions described in this Information Statement have been consented to by the Consenting Stockholders. Accordingly, the written consent executed by the Consenting Stockholders pursuant to Section 228(a) of the DGCL and delivered to the Company is sufficient to approve the Share Increase and the corresponding amendment to the Company’s Certificate of Incorporation, and no further stockholder vote or other action is required.

Pursuant to Section 228(c) of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

AMENDMENT TO THE
CERTIFICATE OF INCORPORATION

Increase in Authorized Shares of Common Stock

As of the Record Date: (i) the Company is authorized to issue 75,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), and (ii) 38,243,937 shares of Common Stock are issued, of which 30,442,611 shares of Common Stock are outstanding, and no shares of Preferred Stock are issued or outstanding.  In addition, as of the Record Date the Company has reserved up to approximately 4,000,000 shares of Common Stock for issuance pursuant to the Company’s 2007 Employee, Director and Consultant Stock Plan, as amended.

The Board and the Consenting Stockholders approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 250,000,000 shares.  The amendment to our Certificate of Incorporation will not result in an increase in the number of authorized shares of Preferred Stock.

We will file an amendment to our Certificate of Incorporation, substantially in the form attached to this Information Statement as Appendix A (the “Amendment”), with the Secretary of State of the State of Delaware, as soon as practicable following 20 calendar days after the date of the mailing of this Information Statement to our stockholders, and the Share Increase will become effective as of the date indicated in the Amendment upon filing.

Purpose and Effects of Increasing the Authorized Shares of Common Stock

The principal purpose of increasing our authorized Common Stock is to ensure that the Company has sufficient shares of Common Stock available for general corporate purposes including, without limitation, equity financings, acquisitions, conversion of outstanding debt, establishing strategic relationships with corporate partners, providing equity incentives to employees and payments of stock dividends, stock splits or other recapitalizations.   Without an increase in the shares of Common Stock authorized for issuance, the Company might not be able to conclude any such transaction in a timely fashion.

The Company may use newly available authorized shares of Common Stock that will become available by virtue of the Share Increase for a variety of purposes in the Board’s discretion, including possible acquisitions, conversion of outstanding debt and financing activities. The Company currently anticipates issuing approximately 58,250,000 shares of the newly available authorized shares of Common Stock upon the conversion of existing outstanding debt, which includes approximately 27,625,000 shares to the Company’s principal stockholder.  Additionally, the Company may issue a maximum of up to 42,000,000 shares of the newly available authorized shares of Common Stock in connection with a potential financing.  In addition, we continue to explore possible acquisition transactions, some of which could involve the issuance of additional shares from time to time and/or the incurring of additional indebtedness in order to consummate such transactions. Finally, the Company may issue additional shares from time to time to its consultants or employees as compensation for services performed for the Company, and in connection with the issuance of shares underlying existing options, convertible notes or warrants.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to cause the Company to issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders.  The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

The increase in the number of authorized shares and the subsequent issuance of such shares could have an anti-takeover effect, although this is not the intent of the Board in proposing the Amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board.  Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Amendment.

The Company does not have any other provisions in its Certificate of Incorporation, Bylaws, employment agreements, or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date, by (i) each of our Chief Executive Officer and our two most highly compensated executive officers, who are referred to as named executive officers, (ii) each of our directors, (iii) all persons, including groups, known to us to own beneficially more than five percent (5%) of our outstanding Common Stock, and (iv) all current executive officers and directors as a group. As of the Record Date there were a total of 30,442,611 shares of our Common Stock outstanding.

Name and Address of Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Voting Power
5% Stockholders
Trinad Capital Master Fund, Ltd (TCMF) (2)	9,551,908	31.4
S.A.C. Venture Investments, LLC (3)	3,125,979	9.7

Peter Brant (4)	2,117,631	6.9
Harris Toibb (5)	4,350,036	13.2
Directors and named executive officers:
Robert S. Ellin (6)	10,483,726	33.7
Jay A. Wolf (7)	10,358,726	33.3
Barry I. Regenstein (8) (11)	50,000	*
John Bendheim (9) (11)	250,000	*
Drew Larner (11)	0	*
Moritz Seidel (10)(11)	27,932	*
Mark Seremet (12)	1,370,887	4.4
David Fremed (13)	185,414	*
David Rosenbaum (14)	906,880	2.9
All current directors and executive officers as a group (nine persons) (15)	13,399,839	41.0

___________
*Less than one percent.

(1) Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of the Record Date, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of 9,551,908 shares of Common Stock held by Trinad Capital Master Fund, Ltd. (“TCMF”). The address of TCMF is 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.

(3) The amount includes 1,791,557 shares of Common Stock underlying immediately exercisable warrants. Steven A. Cohen controls S.A.C. Venture Investments, LLC. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, Mr. Cohen may be deemed to own beneficially the warrants and the shares of Common Stock shown to be owned by S.A.C. Venture Investments, LLC. Mr. Cohen disclaims beneficial ownership of any of these securities, except to the extent of his pecuniary interest therein. The address for S.A.C. Venture Investments, LLC is c/o S.A.C. Capital Advisors, LLC, 72 Cummings Point Road, Stamford, CT 06902.

(4) The amount includes 37,246 shares of Common Stock underlying immediately exercisable warrants and 32,258 shares of Common Stock underlying options. The amount does not include 189,692 shares of Common Stock and warrants to purchase 47,421 shares of Common Stock held by The Bear Island Paper Company LLC Thrift Plan-Aggressive Growth Fund, of which Mr. Brant is the economic beneficiary but does not have sole investment or dispositive power and such actions require the approval of two of the three trustees of the Plan of which Mr. Brant is one trustee. The address for Peter Brant is c/o Brant Industries, Inc., 80 Fieldpoint Road, Greenwich, CT 06830.

(5) Consists of 1,800,768 shares of Common Stock and immediately exercisable warrants to purchase 2,549,268 shares of Common Stock. The address of Harris Toibb is 6355 Topenga Boulevard, Suite 335, Woodland Hills, CA 91367.

(6) Consists of 9,551,908 shares of Common Stock held by TCMF, 681,818 shares of Common Stock underlying immediately exercisable warrants held by Trinad Management, LLC, and 250,000 shares of restricted stock held by Mr. Ellin. Robert Ellin, one of our directors, and Jay Wolf, one of our directors and an executive officer, are the managing members of Trinad Management, LLC which serves as the investment advisor to TCMF. As a result, each may be deemed indirectly to beneficially own an aggregate of 9,551,908 shares of Common Stock. Mr. Ellin disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Trinad Management, LLC is an affiliate of, and provides investment management services to, TCMF. The address of TCMF is 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.

(7) Consists of 9,551,908 shares of Common Stock held by TCMF, 681,818 shares of Common Stock underlying immediately exercisable warrants held by Trinad Management, LLC and 125,000 shares of restricted stock held by Mr. Wolf. Robert Ellin, one of our directors, and Jay Wolf, one of our directors and an executive officer, are the managing members of Trinad Management, LLC which serves as the investment advisor to TCMF. As a result, each may be deemed indirectly to beneficially own an aggregate of 9,551,908 shares of Common Stock. Mr. Wolf disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.  Trinad Management is an affiliate of, and provides investment management services to, TCMF. The address of TCMF is 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.

(8) Consists of 50,000 shares of restricted stock.

(9) Consists of 250,000 shares of restricted stock.

(10) Consists of 27,932 shares of Common Stock held by T7M7 Unternehmensaufbau GmbH.  Mr. Seidel is the Managing Director of T7M7 Unternehmensaufbau GmbH, and as a result, may be deemed to indirectly beneficially own an aggregate of 27,932 shares of Common Stock.  Mr. Seidel disclaims beneficial ownership of these securities.  The address of T7M7 Unternehmensaufbau GmbH is Occam-Strasse 4, Rueckgebauede, 80802, Muenchen, Germany.

(11) The address of each of these persons is c/o Zoo Entertainment, Inc., 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA 90067.

(12) Consists of 645,825 shares of Common Stock, and immediately exercisable warrants to purchase 5,893 shares of Common Stock for a purchase price of $2.13 and immediately exercisable warrants to purchase 8,779 shares of Common Stock for a purchase price of $2.84. It also includes non-qualified stock options to purchase up to 702,328 shares of Common Stock for a purchase price of $1.52 per share and non-qualified stock options to purchase up to 8,062 shares of Common Stock for a purchase price of $2.58 per share, in each case which are fully vested and immediately exercisable.  This does not include non-qualified stock options to purchase up to 750,000 shares of Common Stock for a purchase price of $0.30 per share that are not vested and not exercisable within the next sixty days.  The address of Mark Seremet is c/o Zoo Games, Inc., 770 Broadway, Suite 215, New York, NY 10003.

(13)  Consists of 142,839 shares of Common Stock, and also includes non-qualified stock options to purchase up to 42,575 shares of Common Stock for a purchase price of $2.58 per share which are fully vested and immediately exercisable.  This does not include non-qualified stock options to purchase up to 70,233 shares of Common Stock for a purchase price of $2.13 per share that are not vested and not exercisable within sixty days of the Record Date.  The address of David Fremed is c/o Zoo Games, Inc., 770 Broadway, Suite 215, New York, NY 10003.

(14) Consists of 117,478 shares of Common Stock, and immediately exercisable warrants to purchase 29,371 shares of Common Stock for a purchase price of $2.13. It also includes non-qualified stock options to purchase up to 760,031 shares for a purchase price of $1.52 per share which are fully vested and immediately exercisable.  The address for Mr. Rosenbaum is c/o Zoo Publishing, Inc., 3805 Edwards Road, Suite 605, Cincinnati, OH 45209.

(15) Includes warrants to purchase 725,861 shares of Common Stock and options to purchase 1,512,996 shares of Common Stock.

 INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO THE SHARE INCREASE

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Share Increase and the corresponding amendment to the Certificate of Incorporation, which is not shared by all other holders of the Company’s Common Stock.

DISSENTERS’ RIGHTS OF APPRAISAL

Our stockholders are not entitled under the DGCL, our Certificate of Incorporation or our Bylaws to dissenters’ rights of appraisal in connection with the Share Increase and the adoption of the corresponding Amendment to our Certificate of Incorporation.

STOCKHOLDERS SHARING AN ADDRESS

            In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one information statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Information Statement may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at (310) 601-2500, or by mail to: Zoo Entertainment, Inc., 2121 Avenue of the Stars, Suite 2550, Los Angeles, CA, 90067. In addition, any street-name stockholders residing at the same address who have received multiple copies of this Information Statement and wish to receive a single copy of the Company’s annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or the Company at the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (“SEC”). You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain "forward-looking" statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

By Order of the Board of Directors,

July __, 2009	/s/ Mark Seremet Mark Seremet
President and Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT
TO
 CERTIFICATE OF INCORPORATION
OF
ZOO ENTERTAINMENT, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Zoo Entertainment, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.           The name of the corporation is Zoo Entertainment, Inc. (the “Corporation”).  The name under which the Corporation was originally incorporated is Driftwood Ventures, Inc., and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was November 13, 2007.  The Certificate of Incorporation of the Corporation was subsequently amended on December 3, 2008 by the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, to change the name of the Corporation to Zoo Entertainment, Inc.

2.           The Certificate of Incorporation of the Corporation is hereby amended by striking paragraph A of Article FOURTH thereof, and replacing it with the following:

“A.           The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifty Five Million (255,000,000), consisting of:

     (i)              Two Hundred Fifty Million (250,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”); and

 (ii)             Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

The number of authorized shares of any such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.”

3.           Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the holders of outstanding shares of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, consented to the adoption of the aforesaid amendments without a meeting, without a vote and without prior notice and that written notice of the taking of such actions was given in accordance with Section 228(e) of the General Corporation Law of the State of Delaware.

4.           This Certificate of Amendment to Certificate of Incorporation, as filed under Sections 242 of the General Corporation Law of the State of Delaware, has been duly authorized in accordance thereof.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation be signed by its duly authorized officer this __ day of
August, 2009.

ZOO ENTERTAINMENT, INC.

By:	/s/ Mark Seremet
Mark Seremet
President and Chief Executive Officer